As filed with the Securities and Exchange Commission on April 1, 2025

Registration No. 033-48453

Registration No. 033-29316

Registration No. 333-204746

Registration No. 333-235279

Registration No. 333-81249

Registration No. 333-279626

Registration No. 333-250740

Registration No. 333-174664

Registration No. 333-144949

Registration No. 333-141052

Registration No. 333-117330

Registration No. 033-11049

Registration No. 033-56692

Registration No. 033-29316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO

FORM S-8 REGISTRATION STATEMENT NO. 033-48453

FORM S-8 REGISTRATION STATEMENT NO. 033-29316

POST-EFFECTIVE AMENDMENT NO. 2
TO

FORM S-8 REGISTRATION STATEMENT NO. 333-204746

FORM S-8 REGISTRATION STATEMENT NO. 333-235279

FORM S-8 REGISTRATION STATEMENT NO. 333-81249

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8 REGISTRATION STATEMENT NO. 333-279626

FORM S-8 REGISTRATION STATEMENT NO. 333-250740

FORM S-8 REGISTRATION STATEMENT NO. 333-174664

FORM S-8 REGISTRATION STATEMENT NO. 333-144949

FORM S-8 REGISTRATION STATEMENT NO. 333-141052

FORM S-8 REGISTRATION STATEMENT NO. 333-117330

FORM S-8 REGISTRATION STATEMENT NO. 033-11049

FORM S-8 REGISTRATION STATEMENT NO. 033-56692

FORM S-8 REGISTRATION STATEMENT NO. 033-29316

UNDER

THE SECURITIES ACT OF 1933

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland		52-1532952
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
17801 Georgia Avenue Olney, Maryland 20832
(Address, including zip code, of registrant’s principal executive offices)

Sandy Spring Bancorp, Inc. 2024 Equity Plan

Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan

Sandy Spring Bank 401(k) Plan

Sandy Spring Bancorp, Inc. Employee Stock Purchase Plan, as Amended and Restated

Sandy Spring Bancorp, Inc. 2011 Employee Stock Purchase Plan

Revere Bank 2013 Equity Compensation Plan

Revere Bank 2008 Equity Compensation Plan

Blue Ridge Bank 2008 Stock Option Plan

Amended and Restated CN Bancorp, Inc. Stock Option Plan

Amended and Restated Potomac Bank of Virginia 1999 Stock Option Plan

Amended and Restated Potomac Bank of Virginia Employee Stock Purchase Plan

Sandy Spring Bancorp, Inc. Director Stock Purchase Plan

Sandy Spring Bancorp, Inc. 2005 Omnibus Stock Plan

Sandy Spring Bancorp 1999 Option Plan

Sandy Spring Bancorp Cash and Deferred Profit Sharing Plan and Trust

Sandy Spring Bancorp, Inc. Amended and Restated Stock Option Plan for Employees of Annapolis Bancshares, Inc.

Sandy Spring Bancorp, Inc. 1992 Stock Option Plan

Sandy Spring Bancorp, Inc. Cash and Deferred Profit Sharing Plan and Trust

(Full titles of the plans)

Rachael R. Lape

Executive Vice President, Corporate Secretary & General Counsel

Atlantic Union Bankshares Corporation

4300 Cox Road

Glen Allen, Virginia 23060

(804) 633-5031

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Lee Hochbaum, Esq.

Jennifer Conway, Esq.

Davis Polk & Wardell LLP

450 Lexington Avenue New York, New York 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Sandy Spring Bancorp, Inc., a Maryland corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission these post-effective amendments (the “Post-Effective Amendments”) to terminate all offerings under the following Registration Statements on Form S-8 (the “Registration Statements”) and to withdraw and deregister all shares of common stock, par value $1.00 per share, of the Registrant (the “Shares”), previously registered under the Registration Statements, together with any and all plan interests and other securities registered thereunder:

•	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204746, filed on May 22, 2024, relating to the rollover of the Shares issuable under the Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan to the Sandy Spring Bancorp, Inc. 2024 Equity Plan;

•	Registration Statement No. 333-279626, filed on May 22, 2024, relating to the registration of 700,000 Shares issuable under the Sandy Spring Bancorp, Inc. 2024 Equity Plan;

•	Registration Statement No. 333-250740, filed on November 20, 2020, relating to the registration of 700,000 Shares issuable under the Sandy Spring Bancorp, Inc. Employee Stock Purchase Plan, as Amended and Restated;

•	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-235279, filed on April 1, 2020, relating to the registration of an aggregate of 395,313 Shares issuable under the Revere Bank 2013 Equity Compensation Plan, the Revere Bank 2008 Equity Compensation Plan and the Blue Ridge Bank 2008 Stock Option Plan;

•	Registration Statement No. 333-174664, filed on June 2, 2011, relating to the registration of 300,000 Shares issuable under the Sandy Spring Bancorp, Inc. 2011 Employee Stock Purchase Plan;

•	Registration Statement No. 333-144949, filed on July 30, 2007, relating to the registration of 17,308 Shares issuable under the Amended and Restated CN Bancorp, Inc. Stock Option Plan;

•	Registration Statement No. 333-141052, filed March 2, 2007, relating to the registration in the aggregate of 60,503 Shares issuable under the Amended and Restated Potomac Bank of Virginia 1999 Stock Option Plan and Amended and Restated Potomac Bank of Virginia Employee Stock Purchase Plan;

•	Registration Statement No. 333-117330, filed July 13, 2004, relating to the registration of Shares issuable under the Sandy Spring Bancorp, Inc. Director Stock Purchase Plan;

•	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-81249, filed on December 17, 2002, relating to the registration of 1,000,000 Shares issuable under the Sandy Spring Bancorp 1999 Option Plan;

•	Post-Effective Amendment No. 2 to Form S-8 Registration Statements No. 033-48453 and No. 033-29316, filed on December 16, 1996; relating to the registration of 60,000 Shares issuable under the Sandy Spring Bancorp Cash and Deferred Profit Sharing Plan and Trust;

•	Registration Statement No. 333-11049, filed on August 29, 1996, relating to the registration of [Shares equal to $85,740] issuable under the Sandy Spring Bancorp, Inc. Amended and Restated Stock Option Plan for Employees of Annapolis Bancshares, Inc.;

•	Registration Statement No. 033-56692, filed on December 31, 1992, relating to the registration of 135,000 Shares issuable under the Sandy Spring Bancorp, Inc. 1992 Stock Option Plan; and

•	Registration Statement No. 033-29316, filed on June 15, 1989, relating to the registration of Shares issuable under the Sandy Spring Bancorp, Inc. Cash and Deferred Profit Sharing Plan and Trust.

Effective as of April 1, 2025, pursuant to the terms of the Agreement and Plan of Merger, dated as of October 21, 2024, by and among the Registrant and Atlantic Union Bankshares Corporation, a Virginia corporation (“Atantic Union”), the Registrant merged with and into Atlantic Union, with Atlantic Union being the surviving corporation (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered under the Registration Statements which remain unsold at the termination of the offerings, the Registrant hereby removes from registration by means of these Post-Effective Amendments all such securities registered under the Registration Statements that remain unsold as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on April 1, 2025.

ATLANTIC UNION BANKSHARES CORPORATION, as successor by merger to SANDY SPRING BANCORP, INC.

By:	/s/ John C. Asbury
Name:	John C. Asbury
Title:	President and Chief Executive Officer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.